REGISTRATION AGREEMENT

REGISTRATION AGREEMENT dated as of February 22, 2001 among
Sideware Systems, Inc., a Canadian corporation (the "Company"), and each of the investors listed on the signature pages hereto (each a "Purchaser" and collectively, the "Purchasers"). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Subscription Agreement (defined below).

W I T N E S S E T H:

WHEREAS, the Company and Purchasers have entered into a Subscription Agreement, dated as of the date hereof (the "Subscription Agreement"), pursuant to which Purchasers collectively purchased an aggregate of up to 50 Units, each Unit consists of 131,579 common shares without par value (the "Common Shares") and 131,579 common stock purchase warrants (the "Warrants"), with each Warrant entitling the holder to purchase one additional common share (the "Warrant Shares"). The Common Shares and the Warrant Shares are hereinafter referred to as "Registrable Stock";

NOW, THEREFORE, in consideration of the respective covenants and conditions of the parties set forth herein and in the Subscription Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.     Registration of Registrable Stock.

(a) Filing of Registration Statement. The Company shall use its best efforts to prepare and file within 45 days after the Closing Date, a registration statement on Form S-1 or Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act") covering the offering and sale of the Registrable Stock by the Purchasers in privately negotiated transactions, "brokers' transactions" or in transactions directly with a "market maker," as such terms are defined in paragraphs (f) and (g) of Rule 144 under the Securities Act ("Brokers' Transactions").

(b) Effectiveness; Amendments. The Company shall use its reasonable best efforts (including responding to SEC comments within 10 business days after receipt of such comments) to file and cause to be declared effective within the earlier of 90 days from the Closing Date hereof or five business days after receiving a no-review status from the SEC (the "Effective Date") and, except as set forth below, to remain effective under the Securities Act, the Registration Statement and will prepare and file with the SEC any amendments or post-effective amendments as may be necessary to keep the Registration Statement effective under the Securities Act. The Company will promptly notify the Purchasers in writing of the date on which the Registration Statement is declared effective. Notwithstanding the foregoing, (i) the Company shall not be required to keep the Registration Statement effective for purposes of the

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sale of Registrable Stock thereunder at
any time after the earlier of (A) the date on which all shares of Registrable Stock have been sold or are no longer outstanding, (B) the date as of which the Purchasers shall be able to make use of the safe-harbor provisions of Rule 144(k) under the Act (or any successor rule) with respect to sales of Registrable Stock, and (C) the date which is one year following the Closing Date (except that the one year limitation of this item (C) shall only apply to the extent that the Company is not eligible to utilize Form S-3; so long as the Company is eligible to utilize Form S-3 following the one year anniversary of the Closing Date, its registration obligations will continue until the earlier of the dates set out in (A) and (B)), and (ii) the Company shall not be obligated to keep the Registration Statement or the prospectus included therein (the "Prospectus") current during any period (A) of an aggregate up to 60 days per calendar year, but not to exceed 20 consecutive trading days, if the Company's chief executive officer advises the Purchasers that he has determined in good faith that valid business reasons concerning a potential corporate transaction make doing so inadvisable, or (B) when financial statements do not satisfy the requirements of the last sentence of paragraph (b) of Rule 3-12 of Regulation S-X (or any successor rule) to the extent, and only to the extent, that the SEC interprets such sentence as being applicable to the continued effectiveness of the Registration Statement.

If the Registration Statement has not been declared effective by the SEC on or prior to the Effective Date (such event, a "Registration Default"), the exercise price for the Warrants will be adjusted as follows:

(a) if the Registration Default continues for a period of less than one month, the exercise price of the Warrants will be reduced by 2.5%;

(b) if the Registration Default continues for a period of greater than one month, but less than two months, the exercise price of the Warrants will be reduced by 5%; and

(c) if the Registration Default continues for period of greater than two months, the exercise price of the Warrants will be reduced by 7.5%.

If the Registration Default continues beyond the date which is six months following the Closing Date, then in addition to the adjustments to the Warrant exercise price set out above, Company shall pay liquidated damages ("Liquidated Damages") to each holder of Registrable Stock equal to 1.5% of the aggregate dollar amount originally invested by such holder as listed on Exhibit A to the Subscription Agreement for each month that the Registration Default continues beyond the six month anniversary date of the Closing Date (with a pro rata share of the 1.5% Liquidated Damages being payable to the extent that any Registration Default continues for a portion of a month), but subject always to the limitation that in no event shall the Liquidated Damages payable to any holder of Registered Stock exceed 15% of the aggregate dollar amount originally invested by such holder as listed on Exhibit A to the Subscription Agreement. Following the cure of all Registration Defaults relating to any particular Registrable Stock, the accrual of Liquidated Damages with respect to such Registration Default will cease. The Company may pay the Liquidated Damages required pursuant to this section either in cash or (subject to obtaining any required regulatory approvals) in shares of the Company's common stock, at the Company's option.
If paid in shares of the Company's common stock, such common stock will be valued at the then current market price per share, calculated on the basis of the average closing price for the Company's common stock on the 10 trading days preceding the date on which

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the Liquidated Damages become payable, or by such other
reasonable method as may be acceptable to the Toronto Stock Exchange. The adjustments to the Warrant exercise price and the Liquidated Damages provided by this section will be the only remedy of the Purchasers in respect of a Registration Default. Without limiting the generality of the foregoing, in no event shall the Company be liable for any other damages, including without limitation any damages based on loss of profits or on selling prices which the Purchasers might have obtained for any Common Shares or Warrant Shares but for the Registration Default.

(c) Copies of Documents. During the period that the Company has agreed to use its reasonable best efforts to cause the Registration Statement to remain effective (the "Effectiveness Period"), the Company shall furnish to each Purchaser such number of copies of the Registration Statement, the Prospectus and any amendments and supplements thereto and any documents incorporated by reference in the Registration Statement as such Purchaser shall reasonably request.

(d) Blue Sky Compliance. The Company shall register or qualify or cooperate with the Purchasers in connection with the notification, coordination, registration or qualification (or obtain exemption from such registration or qualification) of the Registrable Stock under such other securities or blue sky laws of such jurisdictions in the United States as the Purchasers reasonably shall request and do any and all other acts and things which may be reasonably necessary to enable the Purchasers to consummate the disposition of the Registrable Stock by them under the Registration Statement in such jurisdictions during the Effectiveness Period; provided, however, that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, to subject itself to taxation in any jurisdiction where it has not theretofore done so or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.

(e)     Notification.  During the Effectiveness Period, the
Company shall notify the Purchasers promptly, and (if requested by any Purchaser) confirm such notice in writing, (i) of any request by the SEC or any other regulatory authority for amendments or supplements to the Registration Statement or the Prospectus or for additional information relating thereto, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification or stop order with respect to the suspension of the registration, qualification or exemption from registration or qualification of any of the shares of Registrable Stock covered by the Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and
(iv) of the happening of any event which makes any statement made in such Registration Statement or in the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Supplements and Post-Effective Amendments. Subject to the provisions of clause (ii) of the third sentence of Section 1(b) above, during the Effectiveness Period,


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upon the occurrence of any
event contemplated by clause (i) or (iv) of paragraph (e) above, the Company will prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Stock being sold thereunder, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)     Listing.  The Company shall cause the Registrable
Stock covered by the Registration Statement to be listed on each securities exchange or securities quotation system, if any, on which similar securities issued by the Company are then listed.

(h) Stock Certificates. The Company will cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Stock sold under the Registration Statement, which certificates shall not have any restrictive legends.

2. Piggyback Registration. If at any time prior to the second anniversary of the Closing Date the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock (except on Form S-4 or Form S-8 or any successor forms thereto), for its own account, then the Company shall give written notice of such proposed filing to the holders of Registrable Stock as far in advance of the anticipated filing date as is practicable (the "Piggyback Notice"). The Piggyback Notice shall offer such holders the opportunity to register such amount of Registrable Stock (but excluding any Registrable Stock which is then saleable pursuant to Rule 144) as each such holder may request (a "Piggyback Registration"); subject in all events to the agreement of the underwriter or underwriters of the offering contemplated by such registration statement that such shares of Registrable Stock can be included in such registration statement without adversely affecting such offering. Any reduction in the number of securities to be so offered shall be (i) first, pro-rata among all security holders who are exercising "piggyback" registration rights, based on the number of registrable securities originally proposed to be sold by each of them, and (ii) second, pro-rata among all security holders who are exercising "demand" registration rights pursuant to a registration rights agreement with the Company, based on the number of registrable securities originally proposed to be sold by each of them.

3. Obligations of Purchasers. Following the filing of the Registration Statement and during any period that the Registration Statement is effective, each Purchaser shall:

(a) not effect any stabilization transactions or engage in any stabilization activity in connection with the Company common shares in contravention of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b)     furnish each broker through whom any Purchaser offers
Registrable Stock such number of copies of the Prospectus as the broker may require and otherwise comply with prospectus delivery requirements under the Securities Act;


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(c)     not (and shall not permit any Affiliated Purchaser (as
defined in Rule 10b-6 under the Exchange Act) to) bid for or purchase for any account in which any Purchaser has a beneficial interest, or attempt to induce any other person to purchase, any Company common shares in contravention of Regulation M under the Exchange Act;

(d) cooperate with the Company as the Company fulfills its obligations under Section 1(d) hereof;

(e) furnish such information concerning such Purchaser as the Company may from time to time reasonably request;

(f) sell Registrable Stock only in privately negotiated transactions or Brokers' Transactions; and

(g) not sell under the Registration Statement during any period after the Company has provided notice to such Purchaser pursuant to Section 1(e)(iv) above and until the Company provides to such Purchaser notice that the Registration Statement no longer fails to state a material fact required to be stated therein, misstates a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made not misleading.

4. Expenses. The Company shall be responsible for the payment of (x) all registration and filing fees relating to registration of the offering by the Purchasers of the Registrable Stock, including, without limitation, registration and filing fees (A) with respect to filings required to be made with the SEC or the National Association of Securities Dealers and (B) with respect to registrations and filings made under state securities or blue sky laws and (y) any expenses incurred by the Company in connection with the preparation of the Registration Statement and the Prospectus. The Purchasers shall be responsible for the payment of fees and disbursements of counsel to the Purchasers in connection with the preparation of the Registration Statement and the Prospectus and fees paid to brokers in connection with the sale of any of the Registrable Stock.

5.     Indemnification.

(a) Indemnity by the Company. The Company shall (i) indemnify and hold harmless each Purchaser and each person who controls such Purchaser, within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities ("Losses"), to which each such indemnified party may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus, as amended or supplemented if the Company has furnished any supplements or amendments thereto (if used during the period the Company is required to keep the Registration Statement and Prospectus current), or any document filed under a state securities or blue sky law (collectively, "Registration Documents") or insofar as any Losses (or actions in respect thereof) arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus, in the light of the circumstances under


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which they were made), not misleading, and (ii)
reimburse each indemnified party for all legal or other expenses reasonably incurred by it in connection with investigating or defending any such Losses or actions, including any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the prior written consent of the Company; provided, however, that the Company shall not be liable for any Losses arising out of or based upon any untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use in the preparation of the Registration Document; and provided, further, that the Company shall not be liable to a particular indemnified party under the indemnity agreement in this Section 5(a) with respect to the Prospectus, as amended or supplemented, to the extent that the Loss arises from the sale of any shares of Registrable Stock by such indemnified party to the person asserting Loss and to which there was not sent or given, within the time required by the Securities Act, a copy of the Prospectus as then amended or supplemented, if the Company has previously furnished copies thereof to such indemnified party and such Prospectus as then amended or supplemented has corrected the misstatement or omission at issue.

(b) Indemnity by Purchasers. Each Purchaser shall, severally and not jointly, (i) indemnify and hold harmless the Company, any officer, director, employee or agent of the Company, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any Losses to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus, in the light of the circumstances under which they were made,) not misleading, and (ii) reimburse each indemnified party for all legal or other expenses reasonably incurred by it in connection with investigating or defending any such Losses or action, including any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the prior written consent of such Purchaser; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any Losses arise out of or are based upon an untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in the preparation thereof.

(c) Procedure for Indemnification. Promptly after receipt by an indemnified party, under Section 5(a) or 5(b), of notice of the commencement of any action, the indemnified party shall notify the indemnifying party in writing of the commencement thereof, if a claim in respect thereof is to be made against an indemnifying party under any of these Sections; but the omission of such notice shall not relieve the indemnifying party from liability which it may have to the indemnified party under this Section 5, except to the extent that the indemnifying party is actually prejudiced in any material respect by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 5. In case the event that an action is brought against the indemnified party and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and to the extent that it chooses, to assume


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the defense thereof with counsel
reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the claim within 20 days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so, or (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party, or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above. In no event shall the indemnifying party be responsible for more than one firm of counsel for all indemnified parties.

(d) Non-Exclusive Indemnity. Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

(e) Contribution. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand (taking into consideration the fact that the provision of the registration rights hereunder served as an inducement to the Purchasers to enter into the Subscription Agreement) and the indemnified party on the other, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


6.     Miscellaneous.

(a) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to the choice of law principles thereof.

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(b)     Entire Agreement; Amendment; Waiver.  This Agreement:
(i) contains the entire agreement among the parties hereto with respect to the subject matter hereof, (ii) supersedes all prior written agreements and negotiations and oral understandings, if any, with respect thereto, and (iii) may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by the Company and each of the Purchasers. No waiver of any term or provision of this Agreement shall be effective unless in writing signed by the party to be charged. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

(c) Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns; provided, however, that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

(d) Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

(e) Notices. All notices, requests, consents and other communications to any party hereunder shall be in writing and shall be given either by personal service, certified mail, return receipt requested, overnight courier or telecopy, addressed as follows:

     if to the Company, to:

     Sideware Systems, Inc.
     1810 Samuel Morse Drive
     Reston, VA 20190
     Facsimile No.: 703-437-9065
     Attn:  James L. Speros, President & CEO

     with a copy to:
     Sideware Systems Inc.
     777 Dunsmuir Street, Suite 1600
     Vancouver, BC V7Y1K4
     Facsimile No.: 604-688-0094
     Attn:  Grant Sutherland, Chairman

if to any Purchaser, to the address shown for that Purchaser on the Subscription agreement:

or to such other address as any party may hereafter specify to the other parties hereto by notice sent in accordance with this Section 6(e). Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 6(e).

(f) Headings; Execution in Counterparts. The headings and captions contained herein are for convenience of reference only and shall not control or affect the

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meaning or construction of any
provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


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IN WITNESS WHEREOF, this Agreement has been executed by or
on behalf of each of the parties hereto as of the date first above written.


                                           SIDEWARE SYSTEMS, INC.



                                By:   "Grant Sutherland"
                                    --------------------------
                                    Name:  Grant Sutherland
                                    Title: Chairman


PURCHASER

SDS Merchant Fund, LP


By:  "Steve Derby"
   ---------------------------
   Name: Steve Derby
   Title: Managing Member












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